UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Targacept, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Targacept, Inc. 200 East First Street, Suite 300 Winston-Salem, NC 27101 USA Tel: 336-480-2100 Fax: 336-480-2107 www.targacept.com

May 14, 2008

Dear Stockholder,

We cordially invite you to attend our 2008 annual meeting of stockholders to be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 25, 2008 at Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina 27407. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Targacept, Inc. that you should consider when you vote your shares.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote.

We hope that you will join us on June 25, 2008.

Sincerely,

J. Donald deBethizy, Ph.D.

President and Chief Executive Officer

Targacept, Inc. 200 East First Street, Suite 300 Winston-Salem, NC 27101 USA Tel: 336-480-2100 Fax: 336-480-2107 www.targacept.com

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m. Eastern Daylight Time

Date	June 25, 2008

Place	Grandover Resort & Conference Center One Thousand Club Road Greensboro, North Carolina 27407 USA

Purposes

1.      To elect four Class II directors to the Board of Directors.

2.      To ratify the appointment of Ernst & Young LLP as Targacept’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.      To consider any other business that is properly presented at the meeting.

Record Date	The Board of Directors has fixed the close of business on April 28, 2008 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF

DIRECTORS

Peter A. Zorn

Vice President, Legal Affairs,

General Counsel and Secretary

May 14, 2008

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27101 USA

(336) 480-2100

PROXY STATEMENT FOR THE TARGACEPT, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT

9:00 A.M. EASTERN DAYLIGHT TIME ON WEDNESDAY, JUNE 25, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement and the accompanying materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Targacept, Inc. (“Targacept” or the “Company”) is soliciting your proxy to vote at the 2008 annual meeting of stockholders to be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 25, 2008 at Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina and at any adjournments or postponements thereof. We refer to the 2008 annual meeting of stockholders in this proxy statement as the “meeting.” This proxy statement, together with the accompanying Notice of 2008 Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the meeting.

Who can vote at the meeting?

The record date for the meeting is April 28, 2008. If, on the record date, you owned shares of our common stock that were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record entitled to vote at the meeting in person or by proxy. If, on the record date, your shares of our common stock were registered in the name of a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” we have requested that these proxy materials be forwarded to you by the bank, broker or other nominee and the bank, broker or other nominee is the stockholder of record entitled to vote at the meeting. As a beneficial owner of shares held in street name, you have the right to direct the bank, broker or other nominee regarding how to vote the shares.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name, voting instruction form are scheduled to be sent to stockholders who are entitled to vote at the meeting beginning on or about May 14, 2008.

How many votes can be cast by all stockholders?

A total of 24,899,962 shares of our common stock were outstanding on April 28, 2008 and entitled to be voted at the meeting. Common stock is our only class of voting stock.

How many votes do I have?

Each share of common stock that you owned as of the record date entitles you to one vote on each matter that is properly presented at the meeting.

How do I vote?

If you are a stockholder of record, you may vote:

•	By mail. Complete, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions.

•

In person at the meeting. If you attend the meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held in street name:

•	By Internet or by telephone. You should receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By mail. You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•

In person at the meeting. If you attend the meeting, you will need to contact the bank, broker or other nominee that is the stockholder of record for your shares to obtain a broker’s proxy card and then bring the proxy card, an account statement or a letter from the stockholder of record indicating that you beneficially owned the shares as of the record date and a form of personal picture identification to the meeting. If you do not have all of a broker’s proxy card, account statement or letter and picture identification, you will not be able to vote at the meeting.

What if I sign and return a proxy card but do not specify how I want my shares voted?

If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the nominees to the Board named in this proxy statement, FOR the ratification of Ernst & Young LLP as Targacept’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and at the discretion of the proxy holder with respect to any other business that may properly be brought before the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	FOR election of M. James Barrett, Julia R. Brown, J. Donald deBethizy and John P. Richard as Class II directors (page 8); and

•	FOR ratification of the appointment of Ernst & Young LLP as Targacept’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (page 33).

Can I change my vote?

If you give us your proxy, you may revoke it at any time before the meeting in any one of the following ways:

•	signing a new proxy card bearing a later date and submitting it as instructed above;

•	notifying Targacept’s Secretary in writing before the meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Merely attending the meeting in person will not in and of itself revoke a previously submitted proxy.

If your shares are held in street name, you also have the right to revoke your proxy at any time before the meeting. Please contact your bank, broker or other nominee for specific instructions as to how to revoke a proxy.

Will my shares be voted if I do not sign and return my proxy card?

If you are a stockholder of record, your shares will not be voted if you do not sign and return your proxy card by mail or vote in person at the meeting as described above under “How do I vote?” or “What if I sign and return a proxy card but do not specify how I want my shares voted?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that is the stockholder of record for your shares as described above under “How do I vote?,” the bank, broker or other nominee has the authority to vote your shares on Proposals 1 and 2 described in this proxy statement. We encourage you to provide voting instructions to ensure that your shares will be voted at the meeting in the manner that you desire.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that your shares are registered in more than one name, are held with more than one bank, broker or other nominee or are held in more than one account with the same bank, broker or other nominee. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What is the quorum requirement?

In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of all of the shares of common stock entitled to vote at the meeting must be present in person or by proxy. Shares represented by stockholders of record who are present at the meeting in person or by proxy, including shares that are voted to “Abstain” on any particular matter and broker non-votes, will be counted for purposes of determining whether there is a quorum. The term “broker non-vote” refers to any particular matter for which your bank, broker or other nominee cannot vote your shares because it has not received instructions from you and does not have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?

If there is a quorum at the meeting:

•

the persons receiving a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors will be elected as directors. Shares for which authority to vote for a particular nominee for election as a director is withheld will not be counted as votes for the election of that nominee.

•

the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 will be approved if a majority of the shares present in person or by proxy and entitled to vote on the proposal vote in favor of the proposal. Because abstentions constitute shares present and entitled to vote, they will have the effect of a vote against the proposal.

Because banks, brokers and other nominees have discretionary voting authority with regard to the election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, there will be no broker non-votes with respect to either matter.

Is there a list of stockholders entitled to vote at the meeting?

A list of stockholders of record will be available for any purpose germane to the meeting at the meeting and for 10 days prior to the meeting at the office of the Secretary during business hours at our executive offices at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101.

Could matters other than those described in this proxy statement be decided at the meeting?

At the time this proxy statement was printed, we knew of no other matters that may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares in street name, the bank, broker or other nominee that is the stockholder of record for your shares will not be able to vote your shares on any other business that comes before the meeting unless it receives instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted.

What are the costs of soliciting these proxies?

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by and on behalf of the Board. We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to the beneficial owners of the shares for which they are the stockholders of record and to obtain authority to execute proxies.

Attending the annual meeting

The meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 25, 2008 at Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina. When you arrive at the meeting, signs will direct you to the appropriate meeting room.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Peter A. Zorn, Targacept’s Secretary, at (336) 480-2100. If you hold your shares in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

Our bylaws provide that the Board shall consist of not less than three or more than 13 directors, as fixed from time to time in accordance with our certificate of incorporation. Our certificate of incorporation provides that the number of directors shall be fixed from time to time exclusively by the Board, and the Board has fixed the number of directors at 10. The Board is divided into three classes, with one class to be elected at each annual meeting of stockholders to serve for a three-year term. The term of our Class II directors expires at the meeting; the term of our Class III directors expires at the 2009 annual meeting of stockholders; and the term of our Class I directors expires at the 2010 annual meeting of stockholders; in each case with each director to hold office until his or her successor is duly elected and qualified or until his or her death, retirement, resignation or removal. Our Class I directors are Charles A. Blixt, Alan W. Dunton, M.D. and Ralph Snyderman, M.D. Our Class II directors are M. James Barrett, Ph.D., Julia R. Brown, J. Donald deBethizy, Ph.D. and John P. Richard. Our Class III directors are G. Steven Burrill, Errol B. De Souza, Ph.D. and Mark Skaletsky.

On March 12, 2008, the Board, acting upon the recommendation of its Governance and Nominating Committee, nominated M. James Barrett, Ph.D., Julia R. Brown, J. Donald deBethizy, Ph.D. and John P. Richard for election as Class II directors at the meeting. Class II directors elected at the meeting will serve for a term to expire at the 2011 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her death, retirement, resignation or removal.

Nominees for Election

The nominees for election at the meeting, their ages and positions with Targacept and other biographical information are set forth below.

Name	Age	Position
M. James Barrett, Ph.D.	65	Class II Director
Julia R. Brown	60	Class II Director
J. Donald deBethizy, Ph.D.	57	President and Chief Executive Officer; Class II Director
John P. Richard	50	Class II Director

M. James Barrett, Ph.D. has been a member of the Board since November 2002. Since September 2001, Dr. Barrett has been a general partner of New Enterprise Associates, a venture capital firm that focuses on the medical and life sciences and information technology industries. He is a member of the board of directors of each of the publicly-traded companies Inhibitex, Inc., Iomai Corporation and Pharmion Corporation.

Julia R. Brown has been a member of the Board since November 2007. From June 2000 until July 2003, Ms. Brown served as executive vice president of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, and she currently serves as advisor to Amylin’s chief executive officer. She is a member of the board of directors of the publicly-traded company Labopharm, Inc. Prior to becoming a member of the Board in November 2007, Ms. Brown was recommended to the Governance and Nominating Committee by a third-party search firm.

J. Donald deBethizy, Ph.D. has been our Chief Executive Officer and a member of the Board since August 2000 and our President since March 1997. Dr. deBethizy has been an adjunct professor in the Department of Physiology and Pharmacology at Wake Forest University School of Medicine since October 1991 and has been an adjunct professor of toxicology in the Integrated Toxicology Program at Duke University since May 1988.

John P. Richard has been a member of the Board since November 2002. Since June 2005, Mr. Richard has been a managing director of Georgia Venture Partners, LLC, a venture capital firm that focuses on the biotechnology industry. In addition, he has served as senior business advisor to GPC Biotech AG, a drug discovery and development company based in Munich, Germany, since April 1999 and as a consultant to Nomura Phase4 Ventures, a private equity fund, or an affiliated entity since January 2000. Mr. Richard is a member of the board of directors of the publicly-traded company Altus Pharmaceuticals Inc.

Continuing Directors

The terms of our Class I and Class III directors will continue after the meeting. Their names, ages and positions with Targacept and other biographical information are set forth below.

Name	Age	Position
Mark Skaletsky	59	Chairman of the Board; Class III Director
Charles A. Blixt	56	Class I Director
G. Steven Burrill	63	Class III Director
Errol B. De Souza, Ph.D.	54	Class III Director
Alan W. Dunton, M.D.	53	Class I Director
Ralph Snyderman, M.D.	68	Class I Director

Mark Skaletsky has been a member of the Board since February 2001 and our Chairman since January 2002. Since March 2001, Mr. Skaletsky has been the chairman and chief executive officer of Trine Pharmaceuticals, Inc., formerly Essential Therapeutics, Inc., a privately held drug discovery and development company. From May 1993 to December 2000, he was president and chief executive officer of GelTex Pharmaceuticals, Inc., which was acquired by Genzyme Corporation in 2000. He is a member of the board of directors of each of the publicly-traded companies Alkermes, Inc., AMAG Pharmaceuticals, Inc. and ImmunoGen, Inc. and the board of trustees of Bentley College.

Charles A. Blixt has been a member of the Board since August 2000. Since October 2007, Mr. Blixt has been a senior advisor to Jones Day, a law firm. From September 2006 to April 2007, he served as the interim general counsel of Krispy Kreme Doughnuts, Inc., a branded specialty retailer. From August 2004 to August 2006, he was executive vice president, general counsel and assistant secretary of Reynolds American Inc. From June 1999 to August 2006, he held positions of increasing responsibility with R.J. Reynolds Tobacco Holdings, Inc. and, from January 1998 to August 2006, he served as executive vice president and general counsel of R.J. Reynolds Tobacco Company. Mr. Blixt is a member of the board of directors of each of the publicly-traded companies Krispy Kreme Doughnuts, Inc. and Swedish Match AB.

G. Steven Burrill has been a member of the Board since August 2006. Mr. Burrill also previously served as a member of the Board from August 2000 to August 2005. Since January 1997, he has been the chief executive officer of Burrill & Company LLC, a merchant bank that he founded focused on biotechnology, pharmaceuticals, diagnostics, devices, human healthcare and related medical technologies, nutraceuticals and wellness, agricultural biotechnology, and industrial biotechnology. Prior to founding Burrill & Company LLC, Mr. Burrill spent 27 years with Ernst & Young LLP, including the last 17 as a partner of the firm. He is a member of the board of directors of each of the publicly-traded companies DepoMed, Inc. and Pharmasset, Inc.

Errol B. De Souza, Ph.D. has been a member of the Board since January 2004. Since April 2003, Dr. De Souza has been president, chief executive officer and a director of Archemix Corporation, a privately held biotechnology company. From September 2002 to March 2003, he was president, chief executive officer and a director of Synaptic Pharmaceutical Corporation, a publicly-traded biopharmaceutical company that was acquired by H. Lundbeck A/S in March 2003. From September 1998 to September 2002, he was senior vice president and site head of U.S. drug innovation & approval (research and development) of Aventis Pharma SA, a pharmaceutical company formed by the merger of Hoechst Marion Roussel and Rhone-Poulenc Rorer Inc. Dr. De Souza is a member of the board of directors of each of the publicly-traded companies Bionomics Ltd., IDEXX Laboratories, Inc. and Palatin Technologies, Inc.

Alan W. Dunton, M.D. has been a member of the Board since October 2006. Since January 2007, Dr. Dunton has been chief executive officer of Panacos Pharmaceuticals Inc., a biotechnology company. Since September 2006, he has been president of Danerius, LLC, a consulting company. From January 2006 to January 2007, he served as chairman of the board of ActivBiotics, Inc. and, from January 2003 to December 2005, he served as chief executive officer of Metaphore Pharmaceuticals. Each of ActivBiotics and Metaphore Pharmaceuticals is a biotechnology company. Dr. Dunton is a member of the board of directors of each of the publicly-traded companies MediciNova, Inc. and Panacos Pharmaceuticals Inc.

Ralph Snyderman, M.D. has been a member of the Board since June 2007. Since July 2004, Dr. Snyderman has been Chancellor Emeritus and James B. Duke Professor of Medicine at Duke University. He is the founder and chairman of Proventys Inc., a developer of diagnostic tools for use with personalized medicine. In addition, he has consulted for New Enterprise Associates as a venture partner since January 2006. From June 1989 to June 2004, Dr. Snyderman served as Chancellor for Health Affairs for the Duke University Health System. From February 1998 to July 2004, he served as president and chief executive officer of the Duke University Health System. Dr. Snyderman is a member of the board of directors of the publicly-traded company The Procter & Gamble Company.

Executive Officers

Our executive officers who are not also directors, their ages and positions at Targacept and other biographical information are set forth below.

Name	Age	Position
Merouane Bencherif, M.D., Ph.D.	53	Vice President, Preclinical Research
Jeffrey P. Brennan	50	Vice President, Business and Commercial Development
William S. Caldwell, Ph.D.	54	Vice President, Drug Discovery and Development
Geoffrey C. Dunbar, M.D.	61	Vice President, Clinical Development and Regulatory Affairs
Alan A. Musso	46	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Peter A. Zorn	38	Vice President, Legal Affairs, General Counsel and Secretary

Merouane Bencherif, M.D., Ph.D. has been our Vice President, Preclinical Research since August 2002. From August 2000 to August 2002, he was our Vice President, Biological Sciences.

Jeffrey P. Brennan has been our Vice President, Business and Commercial Development since September 2003.

William S. Caldwell, Ph.D. has been our Vice President, Drug Discovery and Development since August 2002 and has served as chairman of our Research and Development Committee since June 2004. From August 2000 to August 2002, he was our Vice President, Drug Discovery.

Geoffrey C. Dunbar, M.D. has been our Vice President, Clinical Development and Regulatory Affairs since June 2001.

Alan A. Musso has been our Vice President, Chief Financial Officer and Treasurer since February 2002 and our Assistant Secretary since June 2007. From February 2002 to June 2007, he was our Secretary. Mr. Musso is a certified public accountant and a certified management accountant.

Peter A. Zorn has been our Vice President, Legal Affairs and General Counsel since January 2006 and our Secretary since June 2007. From May 2003 to January 2006, he was our Corporate Counsel and, from May 2003 to June 2007, he was our Assistant Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

On March 12, 2008, the Board, acting upon the recommendation of its Governance and Nominating Committee, nominated M. James Barrett, Ph.D., Julia R. Brown, J. Donald deBethizy, Ph.D. and John P. Richard for election as Class II directors at the meeting. Class II directors elected at the meeting will serve for a term to expire at the 2011 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her death, retirement, resignation or removal.

Unless authority to vote for a particular nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election of each of M. James Barrett, Ph.D., Julia R. Brown, J. Donald deBethizy, Ph.D. and John P. Richard as Class II directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF M. JAMES BARRETT, PH.D., JULIA R. BROWN, J. DONALD DEBETHIZY, PH.D. AND JOHN P. RICHARD AS CLASS II DIRECTORS.

CORPORATE GOVERNANCE

Director Independence

The listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and our Corporate Governance Guidelines require that our Board of Directors consist of a majority of independent directors, as determined under the applicable NASDAQ listing standard. The Board, acting upon the recommendation of its Governance and Nominating Committee, has determined that each of Mr. Skaletsky, Dr. Barrett, Mr. Blixt, Ms. Brown, Mr. Burrill, Dr. De Souza, Dr. Dunton, Mr. Richard and Dr. Snyderman qualifies as an independent director.

For purposes of qualifying as independent to serve on the Audit Committee of the Board, applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules require that a director not accept any consulting, advisory, or other compensatory fee from us, other than for Board service, or be an affiliated person of us. All of the members of our Audit Committee satisfy these requirements.

The Board and its Committees

In 2007, the Board met six times, either in person or by conference telephone. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. Our Corporate Governance Guidelines provide that our directors are expected to attend annual meetings of stockholders. As of the date of the 2007 annual meeting of stockholders, the Board consisted of nine directors, six of whom attended the meeting.

The Board has an Audit Committee, Compensation Committee and Governance and Nominating Committee. A brief description of these committees and their current memberships follows.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Mr. Blixt, Dr. De Souza, Mr. Skaletsky and Dr. Snyderman, with Dr. De Souza serving as chairman. In 2007, the Governance and Nominating Committee of the Board met three times, either in person or by conference telephone. You can find the Governance and Nominating Committee charter on the “Investor Relations” page of our website,

www.targacept.com, under the “Corporate Governance” tab. Specific responsibilities of the Governance and Nominating Committee include:

•

identifying individuals qualified to serve as directors, recommending to the Board nominees for election at our annual meetings of stockholders and recommending to the Board individuals to fill vacancies on the Board;

•	making recommendations to the Board concerning the criteria for membership on the Board and the size, composition, chairmanship and compensation of the Board and its committees;

•	monitoring and making recommendations to the Board regarding corporate governance matters;

•	generally advising the Board on corporate governance matters; and

•	conducting an annual review of the performance of the Board and its committees.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended nominees, the Governance and Nominating Committee applies certain criteria found in our Corporate Governance Guidelines. Each nominee should possess:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	sound judgment and a willingness and ability to contribute positively to decision-making processes;

•	a commitment to understand us and our industry and to regularly attend and participate in meetings of the Board and, as applicable, its committees;

•

the interest and ability to understand sometimes conflicting interests of various constituencies, such as stockholders, employees, customers, governmental or regulatory bodies, creditors and the general public, and to act in the interests of all stockholders; and

•	no actual or apparent conflict of interest that would impair the ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.

The objective of the Governance and Nominating Committee is for the backgrounds and qualifications of the directors as a group to provide a significant breadth of experience, knowledge and abilities.

Audit Committee

The current members of the Audit Committee are Mr. Blixt, Mr. Burrill and Mr. Richard, with Mr. Blixt serving as chairman. The Board has determined that Mr. Burrill is an “audit committee financial expert” within the meaning of applicable SEC rules.

In 2007, the Audit Committee met six times, either in person or by conference telephone. You can find the Audit Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. The Audit Committee assists the Board in its oversight of our accounting, financial reporting and internal control functions. Specific responsibilities of the Audit Committee include:

•	oversight of the audit process;

•	appointment, compensation, retention and oversight of any independent auditor, including evaluating auditor independence;

•

oversight of our compliance with legal and regulatory requirements, including approval of related person transactions and establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters;

•	review of management’s assessment of the effectiveness of, and the independent auditor’s report on, our internal control over financial reporting; and

•	preparing the report required to be included in our annual proxy statement in accordance with applicable SEC rules.

Compensation Committee

The current members of the Compensation Committee are Dr. Barrett, Ms. Brown, Dr. Dunton and Mr. Skaletsky, with Mr. Skaletsky serving as chairman. In 2007, the Compensation Committee met seven times, either in person or by conference telephone. You can find the Compensation Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. Specific responsibilities of the Compensation Committee include:

•	periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our executive officers and other employees;

•	reviewing the performance of our chief executive officer and establishing the compensation of all of our executive officers;

•	administering our 2006 stock incentive plan and any other stock-based plans and other employee benefit and incentive plans;

•

reviewing and discussing with management our Compensation Discussion and Analysis disclosure and formally recommending to the Board that it be included in our annual report on Form 10-K (either directly or by incorporation by reference to our annual proxy statement); and

•	preparing the Compensation Committee report for inclusion in our annual report on Form 10-K (either directly or by incorporation by reference to our annual proxy statement).

The Compensation Committee regularly consults with members of our executive management team regarding our executive compensation program. Our executive compensation program, including the role members of our executive management team and outside compensation consultants play in assisting with establishing compensation, is discussed below under “Compensation Discussion and Analysis.”

The Compensation Committee has the discretion to delegate any of its authority to a subcommittee. In addition, the Board has delegated to Dr. deBethizy, as Chief Executive Officer, the authority to grant stock options under the 2006 stock incentive plan, subject to limits and other conditions specified by the Board or the Compensation Committee, the terms of that plan and applicable law. In particular, Dr. deBethizy does not have the authority to grant stock options to our executive management team.

Compensation Committee Interlocks and Insider Participation

Neither Mr. Skaletsky, Dr. Barrett, Ms. Brown or Dr. Dunton, nor Elaine V. Jones, Ph.D., who served on the Compensation Committee during 2007 until her term as a director ended at the 2007 annual meeting of stockholders, was an officer within the meaning of Rule 3b-2 under the Securities Exchange Act of 1934 (the “1934 Act”) or employee of ours during or prior to fiscal 2007. Dr. Barrett is a general partner of NEA Partners 10, LP, the general partner of New Enterprise Associates 10, Limited Partnership. New Enterprise Associates 10, Limited Partnership, which beneficially owns more than 5% of our outstanding shares of common stock, purchased an additional 1,300,000 shares of common stock at a price of $7.07 per share in a public offering that we completed in January 2008.

None of our executive officers served during fiscal 2007 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has any executive officer who serves on our Board or Compensation Committee.

Process for Director Nominations

The Governance and Nominating Committee recommends to the Board individuals to be nominated for election as directors. The committee receives recommendations for nominees from members of the Board, management or third parties and will also consider any nominees that are recommended by stockholders in accordance with applicable law. In addition, in 2007, we retained the services of a search firm to help identify potential candidates for director and evaluate them against criteria that we provided. Once a candidate is identified, the committee evaluates his or her qualifications and other biographical information, taking into account the backgrounds and qualifications of the continuing members of the Board. Members of the committee and our Chief Executive Officer then interview select candidates. In considering incumbent directors for nomination, the committee also considers a director’s prior contributions to the functioning of the Board. Following discussion of the candidates identified and evaluated, the committee recommends to the Board a slate of nominees for election.

You may recommend individuals for consideration by the Governance and Nominating Committee as potential director nominees by submitting their names, together with appropriate biographical information and background materials, to Governance and Nominating Committee, c/o Secretary, Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101. Your submission must also include a statement as to whether you have beneficially owned or, if the recommendation is being made by a group of stockholders, whether the group of stockholders has beneficially owned, more than 5% of our common stock for at least one year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided to the committee in the manner prescribed by our bylaws and applicable law, the committee will evaluate stockholder-recommended candidates using substantially the same process and in substantially the same manner as described above. Additional requirements and notice deadlines relating to stockholder recommendations of potential director nominees are described below in this proxy statement under “Deadline for Stockholder Proposals.”

Stockholder Communications

The Board will receive and review written communications submitted by stockholders to the attention of the Board. The chairman of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Secretary, Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101. The Secretary will forward all communications addressed to the Board to the chairman of the Governance and Nominating Committee. You should indicate on your correspondence that you are a Targacept stockholder. In addition, you can find procedures to express any concerns or complaints regarding accounting, internal controls or auditing matters to the Audit Committee on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address a number of matters applicable to directors, including, as examples, independence, qualification standards, compensation, conduct and frequency of meetings, executive sessions and management evaluation and succession. You can find our Corporate Governance Guidelines on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab.

Code of Business Conduct and Ethics

The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company personnel, including our directors and executive officers. The Code is designed, among other things, to reflect our commitment to fair and ethical conduct and compliance with law. You can find the Code on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. To the extent permissible under applicable law, the rules of the SEC or NASDAQ listing standards, we also intend to post on our website any amendment to the Code that requires disclosure under applicable law, SEC rules or NASDAQ listing standards. Any waiver of the Code for any executive officer or director must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is our only class of voting security. The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2008 for:

•	each of the individuals identified as “named executive officers” in the Summary Compensation Table on page 25 of this proxy statement;

•	each of our directors and director nominees;

•	all of our directors and executive officers as a group; and

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined under SEC rules and includes sole or shared voting power or dispositive power with respect to shares of our common stock. The number and percentage of shares beneficially owned by a person or entity also include shares of common stock subject to stock options that are currently exercisable or become exercisable within 60 days of April 15, 2008. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity. Except as indicated in footnotes to this table, the beneficial owners named in this table have, to our knowledge, sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws. Percentage of shares beneficially owned is based on 24,899,962 shares of common stock outstanding on April 15, 2008. Unless otherwise indicated, the address of all listed beneficial owners is c/o Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with New Enterprise Associates 10, Limited Partnership	4,572,999	(1)	18.4%
1119 St. Paul Street Baltimore, Maryland 21202

Wellington Management Company, LLP	3,207,365	(2)	12.9%
75 State Street Boston, MA 02109

Entities affiliated with BVF Partners L.P.	2,345,639	(3)	9.4%
900 North Michigan Avenue, Suite 1100 Chicago, Illinois, 60611

Entities affiliated with Nomura Phase4 Ventures Limited	2,136,904	(4)	8.6%
Nomura House 1 St. Martin’s-le-Grand London EC1A 4NP United Kingdom

Entities affiliated with EuclidSR Partners, L.P.	1,915,661	(5)	7.7%
45 Rockefeller Plaza, Suite 3240 New York, New York 10111

Entities affiliated with GlaxoSmithKline plc	1,275,502	(6)	5.1%
900 Great West Road Brentford Middlesex TW8 9GS ENGLAND

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

Directors and Named Executive Officers
Mark Skaletsky	43,832	(7)	*
M. James Barrett	4,597,345	(8)	18.4%
Charles A. Blixt	27,500	(9)	*
Julia R. Brown	—		—
G. Steven Burrill	812,895	(10)	3.3%
Alan W. Dunton	20,000	(11)	*
Errol B. De Souza	32,833	(12)	*
John P. Richard	33,833	(13)	*
Ralph Snyderman	—		—
J. Donald deBethizy	593,984	(14)	2.3%
Alan A. Musso	167,265	(15)	*
Jeffrey P. Brennan	97,967	(16)	*
Geoffrey C. Dunbar	194,312	(17)	*
Merouane Bencherif	189,541	(18)	*
All executive officers and directors as a group (16 persons)	7,080,076	(19)	26.8%

*	Represents beneficial ownership of less than one percent of our common stock

(1)	The information reported is based on information provided by New Enterprise Associates 10, Limited Partnership on February 28, 2008. Includes 4,563,512 shares owned of record by New Enterprise Associates 10, Limited Partnership for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor, III, each of whom is a general partner of NEA Partners 10, LP, the general partner of New Enterprise Associates 10, Limited Partnership; 3,154 shares owned of record by NEA Ventures 2002, LP for which voting and dispositive power is held by its general partner, Pamela J. Clark; and 2,000 shares owned of record by, and 4,333 shares issuable upon exercise of options exercisable currently or within 60 days of April 15, 2008 held by, New Enterprise Associates, Inc. (f/k/a NEA Development Corp.) for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, Ryan D. Drant, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry and Scott D. Sandell, each of whom is a member of New Enterprise Associates, LLC, the sole owner of New Enterprise Associates, Inc. Each of the general partners of NEA Partners 10, LP, each of the members of New Enterprise Associates LLC, and the general partner of NEA Ventures 2002, LP disclaim beneficial ownership of all of the shares owned of record by, or issuable upon the exercise of options held by, New Enterprise Associates 10, Limited Partnership, NEA Ventures 2002, LP or New Enterprise Associates, Inc., except to the extent of his or her pecuniary interest therein.

(2)	The information reported is based on information provided by Wellington Management Company, LLP on February 15, 2008. Wellington Management Company, LLP, in its capacity as investment adviser, shares dispositive power with respect to these shares, which are owned of record by its investment advisory clients. Wellington Management Company, LLP disclaims any pecuniary interest in these shares.

(3)	The information reported is based on information provided by BVF Inc. on February 19, 2008 and a Schedule 13G/A filed with the SEC on February 14, 2008. Includes 531,939 shares owned of record by Biotechnology Value Fund, L.P., 356,300 shares owned of record by Biotechnology Value Fund II, L.P., 1,303,800 shares owned of record by BVF Investments, L.L.C. and 153,600 shares owned of record by Investment 10, L.L.C. BVF Partners L.P., the general partner of Biotechnology Value Fund, L.P. and Biotechnology Value Fund II, L.P., the manager of BVF Investments, L.L.C. and the investment manager of Investment 10, L.L.C., and BVF Inc., the general partner of BVF Partners L.P., share voting and dispositive power with respect to these shares. We believe that Mark Lampert, as president of BVF Inc., exercises the voting and dispositive power of BVF Partners L.P. and BVF Inc.

(4)

The information reported is based on information provided by Nomura International plc, Nomura Phase4 Ventures LP and Nomura Phase4 Ventures Limited on April 11, 2008. Includes 1,190,476 shares owned of record by Nomura International plc and 946,428 shares owned of record by Nomura Phase4 Ventures LP. Nomura Phase4 Ventures Limited, as manager of Nomura International plc and as manager of Nomura Phase4 Ventures LP (pursuant to an investment management agreement with Nomura Phase4 Ventures GP

Limited, the general partner of Nomura Phase4 Ventures LP), has voting and dispositive power with respect to these shares. Mr. Hiromichi Aoki and Dr. Denise Pollard-Knight are the only two members of the board of directors of Nomura Phase4 Ventures Limited, and each of them exercises the voting and dispositive power of Nomura Phase4 Ventures Limited. Mr. Aoki and Dr. Pollard-Knight and each of Nomura International plc, Nomura Phase4 Ventures LP and Nomura Phase4 Ventures GP Limited disclaim beneficial ownership of these shares.

(5)	The information reported is based on information provided by EuclidSR Partners and EuclidSR Biotechnology Partners on February 25, 2008. Includes 1,536,841 shares owned of record by EuclidSR Partners, L.P. and 378,820 shares owned of record by EuclidSR Biotechnology Partners, L.P. Graham D.S. Anderson, Elaine V. Jones, Milton J. Pappas, Stephen K. Reidy and Raymond J. Whitaker, each of whom is a general partner both of EuclidSR Associates, L.P., the general partner of EuclidSR Partners, L.P., and EuclidSR Biotechnology Associates, L.P., the general partner of EuclidSR Biotechnology Partners, L.P., share voting and dispositive power with respect to these shares. Each of the general partners of EuclidSR Associates, L.P. and EuclidSR Biotechnology Associates, L.P. disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein.

(6)	The information reported is based on a Schedule 13G filed with the SEC on August 2, 2007, except that we believe that the amount shown includes 1,096,932 shares owned of record by Glaxo Group Limited and 178,570 shares owned of record by SmithKline Beecham Corporation (d/b/a GlaxoSmithKline).

(7)	Includes 32,500 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(8)	Includes 27,500 shares subject to options exercisable currently or within 60 days of April 15, 2008. Also includes 4,563,512 shares owned of record by New Enterprise Associates 10, Limited Partnership for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor, III, each of whom is a general partner of NEA Partners 10, LP, the general partner of New Enterprise Associates 10, Limited Partnership; and 2,000 shares owned of record by, and 4,333 shares issuable upon exercise of options exercisable currently or within 60 days of April 15, 2008 held by, New Enterprise Associates, Inc. (f/k/a NEA Development Corp.) for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, Ryan D. Drant, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry and Scott D. Sandell, each of whom is a member of New Enterprise Associates, LLC, the sole owner of New Enterprise Associates, Inc. Dr. Barrett disclaims beneficial ownership of the shares owned of record by, or issuable upon the exercise of options held by, New Enterprise Associates 10, Limited Partnership and New Enterprise Associates, Inc., except to the extent of his pecuniary interest therein.

(9)	Subject to options exercisable currently or within 60 days of April 15, 2008.

(10)	Includes 27,500 shares issuable upon exercise of options exercisable currently or within 60 days of April 15, 2008. Also includes 778,062 shares owned of record by Burrill Biotechnology Capital Fund, L.P. for which voting and dispositive power is shared by G. Steven Burrill, Giovanni Ferrara, Bryant Fong, Ann Hanham, John Hamer, Kish Kishore, Carol Kovac and Roger E. Wyse, the members of its investment committee; and 2,000 shares owned of record by, and 5,333 shares issuable upon exercise of options exercisable currently or within 60 days of April 15, 2008 held by, Burrill & Company LLC for which voting and dispositive power is held by G. Steven Burrill, the chief executive officer of Burrill & Company LLC. Mr. Burrill disclaims beneficial ownership of the shares owned of record by, or issuable upon the exercise of options held by, Burrill Biotechnology Capital Fund, L.P. and Burrill & Company LLC, except to the extent of his pecuniary interest therein. Each of the other members of the investment committee of Burrill Biotechnology Capital Fund, L.P. disclaims beneficial ownership of the shares owned of record by Burrill Biotechnology Capital Fund, L.P., except to the extent of his or her pecuniary interest therein.

(11)	Subject to options exercisable currently or within 60 days of April 15, 2008.

(12)	Includes 27,500 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(13)	Includes 28,500 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(14)	Includes 500,149 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(15)	Includes 164,466 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(16)	Subject to options exercisable currently or within 60 days of April 15, 2008.

(17)	Includes 159,854 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(18)	Includes 181,806 shares subject to options exercisable currently or within 60 days of April 15, 2008.

(19)	Includes 1,565,942 shares subject to options exercisable currently or within 60 days of April 15, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC rules to provide us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2007, and information provided to us by those persons required to file such reports, we believe that all forms required to be filed by Section 16(a) were filed on a timely basis except that M. James Barrett, one of our directors, filed a late Form 4 to report the exercise of a stock option.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

New Enterprise Associates 10, Limited Partnership, which beneficially owns more than 5% of our outstanding shares of common stock, purchased an additional 1,300,000 shares of common stock at a price of $7.07 per share in a public offering that we completed in January 2008. M. James Barrett, a Class II director and a nominee for re-election at the meeting, is a general partner of NEA Partners 10, LP, the general partner of New Enterprise Associates 10, Limited Partnership.

Policy with respect to Related Person Transactions

The Board has adopted a written policy pursuant to which each actual or proposed financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar financial transactions, arrangements or relationships, other than specified employment and compensatory matters, in which:

•	we were or would be a participant;

•	the amount involved exceeds $120,000; and

•	a “related person” (as defined under applicable SEC rules) has a direct or indirect material interest is submitted to our Audit Committee for its review and approval or, if applicable, ratification. These transactions, arrangements or relationships are known as “related person transactions.”

Under the policy, our Chief Financial Officer and General Counsel consult with regard to any proposed transaction, arrangement or relationship that is identified as a possible related person transaction. If they determine that we desire to proceed with the proposed transaction, arrangement or relationship and the General Counsel determines that it constitutes a related person transaction, it is submitted to the Audit Committee for its consideration. The Audit Committee is to consider all available relevant facts and circumstances, including the benefits to us, the impact on a director’s independence in the event the related person is a director (or a family member or entity affiliated with a director), the availability of other sources for comparable products or services, the proposed terms and the terms available to or from parties that are not related persons. No member of the Audit Committee is to participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

Indemnification Agreements

In connection with our initial public offering in April 2006, the Board approved indemnification agreements for each of our directors and officers. Subsequently, the Board approved an indemnification agreement for each director who joined or joins the Board thereafter. Accordingly, in 2007, we entered into indemnification agreements with two directors who joined the Board during the year, Ms. Brown and Dr. Snyderman. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of us. The agreements also provide for the advancement of expenses to directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify our directors and officers, including with respect to any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of Compensation Committee in the Compensation Process

The Compensation Committee of the Board is responsible for establishing the components and amounts of compensation for each of our executive officers, including the individuals identified as “named executive officers” in the Summary Compensation Table on page 25 of this proxy statement. The current members of the Compensation Committee are Mr. Skaletsky, Dr. Barrett, Ms. Brown and Dr. Dunton, with Mr. Skaletsky serving as chairman. Ms. Brown was appointed to the Compensation Committee on November 28, 2007 upon her election to the Board. Dr. Dunton was appointed to the Compensation Committee on June 14, 2007 to replace Elaine V. Jones, whose term as a director ended at the 2007 annual meeting of stockholders. Mr. Skaletsky and Dr. Barrett served on the Compensation Committee throughout fiscal 2007.

Compensation Consultant and Benchmarking

The Compensation Committee’s charter grants it the authority to retain outside advisors, including compensation experts, as it deems appropriate to advise it in connection with its responsibilities and to approve related fees and engagement terms. Any advisor engaged by the Compensation Committee reports directly to the Compensation Committee.

In September 2007, the Compensation Committee retained the services of the compensation consultant Radford Surveys + Consulting, a business unit of Aon Corporation, to provide various services related to our executive compensation. The services provided by the consultant included a comprehensive competitive review and analysis of our current executive compensation program and the identification of a group of peer companies to enable appropriate benchmarking. Our Compensation Committee believes that, although benchmarking the compensation that we pay to individual executives against that paid by comparable companies to executives in comparable positions is sometimes not appropriate due to company-specific needs, objectives and emphases, engaging in a comparative analysis has utility in assessing market competitiveness and facilitating successful recruitment and retention.

Following receipt of initial feedback from the Compensation Committee, the consultant identified the following publicly-traded biotechnology or pharmaceutical companies headquartered in the United States as our peer group: Acadia Pharmaceuticals Inc.; Affymax, Inc.; Alnylam Pharmaceuticals, Inc.; Altus Pharmaceuticals Inc.; CombinatoRx, Inc.; Cytokinetics, Incorporated; Infinity Pharmaceuticals, Inc.; Kosan Biosciences Inc.; Maxygen, Inc.; Memory Pharmaceuticals Corp.; Metabasis Therapeutics, Inc.; Micromet, Inc.; Rigel Pharmaceuticals, Inc.; Seattle Genetics, Inc.; Sunesis Pharmaceuticals Inc.; and Trubion Pharmaceuticals, Inc. The peer group was determined based upon consideration of various factors, including revenue, stage of clinical development programs, number of employees and market capitalization.

The consultant provided the Compensation Committee with compensation data for positions of companies in our peer group with responsibilities comparable to our executive officers. The elements of compensation for which the consultant provided data were base salary, short-term cash incentives, long-term equity incentives, equity ownership, total target compensation and total actual compensation. In addition, the consultant provided the Compensation Committee with equity ownership and stock-based plan management information both for our peer group and for other publicly-traded companies of similar size in our industry based on number of employees, as well as other published stock-based plan management guidelines.

The Compensation Committee utilized the data in connection with its consideration of a potential grant of stock options in 2007 and in establishing the base salaries of our executive officers for fiscal 2008.

Objectives of Executive Compensation

The primary objectives of our executive compensation are described below.

•	Remain competitive with similarly situated companies in our industry in order to attract and retain talented individuals to contribute to our long-term success.

We believe that our long-term success depends substantially on our ability to attract and retain highly-qualified, experienced individuals to serve on our executive management team, and we seek to determine executive compensation accordingly. There is currently a shortage of skilled executives in our industry, and we face intense competition for them. As a result, we believe that the total compensation package for each of our named executive officers must be at least competitive with those of companies of similar size in our industry. Also, because we compete on a national scale for executive talent, we assess the competitiveness of our compensation in the United States as a whole, rather than regionally.

In furtherance of this objective, we generally aim for the annual base cash compensation and total cash compensation for each of our named executive officers to be at or advancing towards levels representing the 50th percentile for the comparable position for companies of similar size in our industry based on number of employees. However, where we believe it to be necessary to meet our objective with respect to critical positions on our executive management team, we sometimes compensate at a higher level. For example, in the case of Mr. Brennan, the Compensation Committee has determined to target the 75th percentile due to his historical compensation beginning with his initial employment with us.

In determining the 50th percentile for this purpose, we have historically relied in part on the Radford Life Sciences Survey, a well-known survey of compensation data for life science companies that is published by the company that the Compensation Committee engaged as a compensation consultant in September 2007, and data gleaned from other sources, such as other third-party surveys and public company securities filings, to provide additional information regarding market compensation in the interest of ensuring competitiveness. As described above, in September 2007, the Compensation Committee engaged a consultant to provide data both from our peer group and from the Radford Life Sciences Survey for various executive positions. The Compensation Committee used the data in December 2007 in establishing the base salaries of our named executive officers for fiscal 2008.

•	Incentivize our named executive officers to achieve our business objectives and build stockholder value, thereby aligning their interests with the interests of our stockholders.

We believe that it is important for our compensation program to align the interests of our named executive officers with the interests of our stockholders to ensure that our named executive officers are invested in our long-term success and our goal of building stockholder value. To accomplish alignment of interests, each named executive officer’s compensation includes, in addition to base salary, the opportunity to receive an annual cash incentive bonus and eligibility for the grant of stock-based awards, which have historically been stock options. The annual cash incentive bonus is intended to make a substantial portion of each named executive officer’s potential total annual compensation contingent on the achievement of annual corporate performance objectives that the Compensation Committee believes advance our business interests and contribute to our future success and the building of stockholder value. Accordingly, the amount of annual cash incentive bonus that our named executive officers receive depends on the extent to which the performance objectives are achieved.

Stock option grants also serve to align the interests of our named executive officers with the interests of our stockholders. Because the exercise price of each stock option granted by our Compensation Committee is equal to the fair market value of the underlying stock as of the date of grant, the option results in a financial reward for the named executive officer only if the market price of our common stock increases after the grant date.

Together, these components of our executive compensation, which are described in more detail below under “Elements of and Rationale for Executive Compensation,” incentivize our named executive officers to work towards the achievement of our objectives in furtherance of our long-term success.

•	Achieve internal pay equity within our executive management team.

We believe that it is important that our executive compensation structure promote a cohesive executive management team. Accordingly, we seek to achieve internal equity in compensating our named executive officers. In particular, our goal is that the compensation paid to each named executive officer be equitable and commensurate with his position, experience, responsibilities and contributions to our overall performance and achievements.

Elements of and Rationale for Executive Compensation

Our total compensation program includes base salary, an annual cash incentive bonus and stock options or potentially other stock-based awards. These elements are designed, together, to accomplish the compensation objectives described above.

Base Salary

Base salary represents fixed cash compensation that does not vary for a particular year based on individual or corporate performance or results achieved and is intended to be compensation that employees in good standing can expect to receive. Base salary for each of our named executive officers is determined annually, taking into account:

•	the individual responsibilities of the named executive officer;

•

an assessment of the named executive officer’s individual performance, development and contributions to the achievement of our corporate performance objectives or otherwise to our achievements during the preceding year, as well as expected future contributions;

•	market salary data for executives with comparable responsibilities for companies in our peer group or, prior to fiscal 2008, companies of similar size in our industry based on number of employees;

•	the historical base salary of the named executive officer during his employment with us, including the amount and timing of previous adjustments;

•	the base salaries of our other named executive officers and other executive officers.

Annual Cash Incentive Bonus

Each of our executive officers, including our named executive officers, participates in an incentive award program. Under this program, each named executive officer is eligible to receive an annual cash bonus in an amount based on:

•	his base salary received for the year;

•	a target bonus percentage of his base salary assigned by the Compensation Committee, which is subject to a minimum percentage specified in the named executive officer’s employment agreement; and

•

our achievement of specified performance objectives, as well as other corporate accomplishments, that the Compensation Committee believes advance our business interests and contribute to our future success and the building of stockholder value.

The Compensation Committee believes that, as a clinical-stage biopharmaceutical company, our performance is appropriately measured generally by our ability to advance product candidates into and through the clinic towards the market, to identify new product candidates for indications that may represent significant market opportunities, to attract collaborators with particularized expertise and substantial resources, to secure capital to fund our research and development activities and to manage our cash resources prudently. Accordingly, our specified performance objectives typically relate to one or more of the following areas—clinical development, pharmaceutical development, preclinical research, drug discovery, business development, and the receipt and management of cash resources.

Under our incentive award program, at or about the beginning of each fiscal year, the Compensation Committee establishes corporate performance objectives for that year and ascribes a percentage weight to each objective. The aggregate weight for all of the objectives is at least equal to 100%. The performance objectives may include additional weighting associated with events considered by the Compensation Committee to be particularly challenging or unexpected that, if achieved, would be expected to provide substantial added benefit to us and our stockholders. In that event, the aggregate weight for all of the objectives exceeds 100%.

Following the end of the fiscal year, the Compensation Committee determines which of the specified performance objectives have been met, the circumstances surrounding any objective that has not been met (which may include, for example, a strategic change that occurred during the year or the achievement of the objective in part or on a delayed basis) and whether, taking into account the circumstances, it would be appropriate to credit the objective, and the extent to which any adjustment should be made for other corporate accomplishments that occurred during the year. The Compensation Committee then sets the cash incentive bonus percentage to be applied under the incentive award program for that year. Because the Compensation Committee believes that the achievement of our objectives and our overall success require inter-disciplinary contribution across our executive management team and that the achievement of, or failure to achieve, any particular objective reflects the performance of all of our executive officers collectively, all of the annual cash incentive bonus paid to each of our named executive officers is based on the achievement of our corporate performance objectives and other corporate accomplishments and not on the particular named executive officer’s individual performance. Accordingly, the amount of each named executive officer’s cash incentive bonus for a particular fiscal year is determined by multiplying his base salary paid times his target bonus percentage times the cash incentive bonus percentage set by the Compensation Committee for that year.

All of our non-executive employees also participate in the incentive award program, but, for each of these employees, 50% of the annual cash incentive bonus is based on the cash incentive bonus percentage determined by the Compensation Committee as described above and the other 50% is based on individual performance.

Our incentive award program furthers our executive compensation objectives by:

•

focusing our named executive officers’ attention directly on, and incentivizing them to achieve, corporate objectives, typically in the categories described above, that the Compensation Committee believes advance our business interests and contribute to our future success and the building of stockholder value;

•

making a substantial portion of the annual compensation for our named executive officers contingent on achievement of the specified objectives, thereby aligning their interests with the interests of our stockholders; and

•

balancing the fixed cash compensation that, in some cases, may be lower than our named executive officers could potentially obtain at larger or more mature companies, thereby better enabling us to attract and retain executive talent.

Stock Options or other Stock-Based Awards

Our named executive officers and other employees are also eligible to be granted stock options or other stock-based awards under the Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated, which is the successor plan to the Targacept, Inc. 2000 Equity Incentive Plan. The 2000 Equity Incentive Plan and the 2006 Stock Incentive Plan are referred to together in this Compensation Discussion and Analysis as the “Equity Plans.” The granting of awards to named executive officers under the Equity Plans is within the discretion of the Compensation Committee or the Board. This includes the discretion to include which individuals receive awards, the number of shares to be subject to any award and any relevant price or vesting schedule.

Since our inception, the only stock-based awards that have been made to employees under the Equity Plans have been stock options, except for restricted stock issued to our founders when we became an independent company in 2000. All options that have been granted to our employees, including our named executive officers, have been designated as incentive options, subject to applicable limits imposed by the Internal Revenue Code or tax regulations. Incentive options provide the potential for more favorable tax treatment for employees than nonqualified options. The Compensation Committee has elected historically to use stock options as our standard form of stock-based compensation due primarily to the expectation and familiarity of options as part of compensation packages for personnel in our industry and to enable greater flexibility for our employees in tax planning than they would have if we were to use, for example, restricted stock.

Historically, each option that has been granted to one of our employees has had an exercise price equal to the fair market value as of the date of grant, as determined by the Compensation Committee or the Board in accordance with the applicable Equity Plan. Prior to June 2007, the 2006 stock incentive plan provided that fair market value as of the date of grant was equal to the closing price of our common stock on the NASDAQ Global Market on the trading day immediately preceding the date of grant. In June 2007, the Board approved an amendment to the 2006 stock incentive plan to provide that, unless otherwise determined in accordance with the terms of the plan, fair market value equals the closing price of our common stock on the NASDAQ Global Market on the date of grant.

The granting of options to named executive officers furthers our executive compensation objectives by:

•

aligning directly the interests of the named executive officer with the interests of our stockholders, inasmuch as the named executive officer only receives a financial reward as a result of the grant of an option priced at fair market value if the market price of our common stock increases after the grant is made and then to no greater extent than any third party who purchased shares of our common stock on the same day as the grant date;

•	creating the possibility of substantial wealth accumulation that serves as a compelling recruitment tool given our stage of development and potential for growth; and

•	serving as a powerful retention tool because options granted to our named executive officers typically have vesting schedules that extend over a four-year period.

Timing of Option Grants

Prior to 2007, there had not historically been any fixed time or time of year in which the Compensation Committee considered whether to grant options to our named executive officers or other employees. Beginning with fiscal year 2007, the Compensation Committee had planned to consider making option grants each year to our employees generally at its third regularly scheduled meeting, which typically occurs in the third quarter. However, at its third regularly scheduled meeting of 2007, which took place in September 2007, the Compensation Committee determined to engage a compensation consultant, in part to provide compensation and equity ownership data and stock-based plan management information to be used in connection with its consideration of a potential grant of options in 2007. Accordingly, the Compensation Committee deferred making a determination with respect to any option grants, pending receipt and consideration of the data and information from the consultant. The Compensation Committee subsequently approved the grant of options in December 2007. It is expected that, beginning in 2008, the Compensation Committee will, as a general matter, consider making option grants as part of the annual performance assessment process, which typically occurs during the fourth quarter, in order to coordinate consideration of stock-based compensation with consideration of the other elements of our executive compensation.

We do not have any program, plan or practice to select dates for options to be granted in coordination with the release of material non-public information. However, in periods prior to 2007, the Compensation Committee from time to time took into account the increased scrutiny surrounding the timing of option grants in an effort to avoid the appearance of impropriety.

Decision to Pay Each Element and Determination of Amounts for 2007

In determining the elements and amounts of compensation to be paid to each of our named executive officers, the Compensation Committee reviews each named executive officer’s current and historical compensation. With respect to fiscal 2007, the Compensation Committee conducted its review in August and December 2006 and then, with respect to stock options, from September to December 2007. The Compensation Committee utilized an executive compensation statement, or “tally sheet,” to facilitate its review. The tally sheet for each named executive officer typically includes the following information:

•	his base salary, target bonus percentage and the resulting target bonus, cash incentive bonus paid and 401(k) company match for each year of employment;

•	the number of shares of common stock held by him;

•

the options previously granted to him, including the respective numbers of shares subject to the options and exercise prices, the total number of shares subject to all outstanding options, the number of those shares subject to exercisable options as of a recent date and the value of those exercisable options determined based on the fair market value of our common stock as of a recent date;

•	whether the exercise price of any outstanding options held by him is less than the then-current fair market value of the common stock (i.e., whether the options are “underwater”); and

•

a description of our obligations under his employment agreement in the event his employment is terminated, other than for just cause, or in the event he terminates his employment for good reason. Our named executive officers’ employment agreements are described in more detail below under “Employment Agreements.”

Base Salary

The Compensation Committee determined the base salaries of our named executive officers for fiscal 2007 in January 2007, giving consideration to the factors discussed above. In particular, the Compensation Committee took into account the base salaries of, and total cash compensation for, persons with comparable responsibilities for companies of similar size in our industry based on number of employees, as reflected in the Radford Life Sciences Survey. Taken as a whole, this market data indicated that the base salaries of Dr. deBethizy and Dr. Bencherif for 2006 fell short of, and the base salaries of Mr. Musso, Mr. Brennan and Dr. Dunbar for 2006 at least met, our goal of the 50 th percentile of base salaries paid to persons with comparable responsibilities for companies of a similar size in our industry. In addition, the total cash compensation for Dr. deBethizy fell short of our goal of the 50th percentile.

In addition to the market data, the Compensation Committee considered Dr. deBethizy’s role in the completion of our initial public offering in April 2006 and the successful outcome of our efforts to bring about a determination by AstraZeneca to proceed with additional Phase 2 development of our product candidate AZD3480 (TC-1734) by the end of 2006. With respect to each of our other named executive officers, the Compensation Committee also took into account Dr. deBethizy’s assessments of individual performance, development and contributions and resulting recommendations, as well as considerations of internal equity within our executive management team.

Based on its consideration of the foregoing factors and in furtherance of our objective to retain talented individuals to contribute to our long-term success, in January 2007, the Compensation Committee approved an increase in the base salary for:

•	Dr. deBethizy from $335,000 for fiscal 2006 to $348,400 for fiscal 2007;

•	Mr. Musso from $245,000 for fiscal 2006 to $257,000 for fiscal 2007;

•	Dr. Dunbar from $269,602 for fiscal 2006 to $282,102 for fiscal 2007;

•	Mr. Brennan from $245,700 for fiscal 2006 to $257,700 for fiscal 2007; and

•	Dr. Bencherif from $208,000 for fiscal 2006 to $217,360 for fiscal 2007.

Later in 2007, following its receipt of compensation data for its peer group from its consultant, the Compensation Committee determined to target for each of our named executive officers reaching the 50th percentile for both base salary and total cash compensation for the comparable position in our peer group (or, if sufficient peer group data is not available for a particular position, the Radford Life Sciences Survey), with an objective, contingent on individual and corporate performance and factors affecting our industry generally, of achieving the target by 2009. In the case of Mr. Brennan, the Compensation Committee determined instead to target the 75th percentile for the comparable position due to his historical compensation beginning with his initial employment with us.

Cash Incentive Bonus

In January 2007, the Compensation Committee established the following performance objectives under our incentive award program for fiscal 2007:

•	dosing of the first subjects in AstraZeneca’s Phase 2 clinical trials of our product candidate AZD3480 (TC-1734) in mild to moderate Alzheimer’s disease and cognitive deficits in schizophrenia;

•

execute the second year of the research plan for our preclinical research collaboration with AstraZeneca and accomplish the stated objectives, which included the advancement of a specified number of compounds to specified stages of preclinical development;

•	complete all work necessary to enable clinical development of our product candidate TC-5214 by a specified date;

•	lock the database for the Phase 1 single rising dose clinical trial of our product candidate TC-2216 by a specified date;

•	lock the database for the Phase 2 clinical trial of our product candidate TC-2696 by a specified date;

•	file an investigational new drug application or clinical trial authorization application for our product candidate TC-5619 by a specified date;

•	lock the database for the Phase 1 single rising dose clinical trial of our product candidate TC-5619;

•	identify a specified number of late preclinical product candidates with appropriate profiles for specified therapeutic areas;

•	achieve a specified business development objective;

•	obtain a specified amount of additional cash proceeds;

•	manage operations within the approved budget so as to end the year with a specified minimum cash balance;

•	dose the first subject in a Phase 1 clinical trial of our product candidate TC-6499, in addition to the Phase 1 clinical trial of TC-5619; and

•	secure a collaboration with a major pharmaceutical company with a value of at least a specified amount.

The aggregate percentage weight for the performance objectives was 170%.

In January 2008, the Compensation Committee set the cash incentive bonus percentage to be applied under our incentive award program for fiscal 2007 at 155%. In determining the cash incentive bonus percentage, the Compensation Committee determined that we had met 10 of the 13 performance objectives as specified and that it would be appropriate to credit the performance objective relating to TC-2216 because the objective had been achieved on a delayed basis, with the delay resulting from a protocol amendment that had been made possible by the results of the initial doses evaluated in the Phase 1 trial and made to explore higher doses. The Compensation Committee determined the remaining performance objectives were not met.

For fiscal 2007, the target bonus percentage for Dr. deBethizy was 40% and the target bonus percentage for each of the other named executive officers was 30%. These target bonus percentages were unchanged from fiscal 2006. In January 2008, based on consideration of the 50th percentile for the comparable position in our peer group, the Compensation Committee increased the target bonus percentage for Dr. deBethizy for fiscal 2008 to 45%.

Based on the cash incentive bonus percentage and the target bonus percentages for fiscal 2007 described above, Dr. deBethizy received a cash incentive bonus of $216,008, Mr. Musso received a cash incentive bonus of $119,505, Dr. Dunbar received a cash incentive bonus of $131,177, Mr. Brennan received a cash incentive bonus of $119,831 and Dr. Bencherif received a cash incentive bonus of $101,072.

Stock Options

Between September 12, 2007 and December 19, 2007, the Compensation Committee considered the equity ownership data and stock-based plan management information and guidelines provided by its consultant. In particular, the Compensation Committee considered (1) a calculation of the number of shares subject to awards made under stock-based plans as a percentage of shares issued and outstanding, which is known as “burn rate,” over one-year and three-year periods, (2) a calculation of the number of shares either underlying outstanding stock-based awards or reserved for future issuances pursuant to stock-based awards as a percentage of shares issued and outstanding, which is known as “equity overhang,” and (3) aggregate potential equity ownership for executives with comparable responsibilities for companies in our peer group, taking into account shares of common stock issued or underlying stock-based awards.

Taking into account the data and information provided by its consultant, consideration of performance both of individual named executive officers and our executive management team as a group and the value of stock options as an incentive and retention tool, the Compensation Committee determined to target for each of our named executive officers aggregate potential equity ownership at the 75th percentile for the comparable position in our peer group or, if sufficient peer group data was not available for a particular position, for the Radford Life Sciences Survey or for a comparable internal position.

Based on its determination, on December 19, 2007, the Compensation Committee granted an option to purchase common stock to each of our named executive officers other than Dr. deBethizy, as well as to our other executive officers and substantially all of our other employees. All of the options have an exercise price of $8.51 per share, the closing price of our common stock on the NASDAQ Global Market on December 19, 2007. The number of shares subject to the option granted to Mr. Musso was 37,324; the number of shares subject to the option granted to Mr. Brennan was 38,486; and the number of shares subject to the option granted to each of Dr. Bencherif and Dr. Dunbar was 57,110. Each of these amounts was designed to represent, together with all common stock owned and outstanding options held by the named executive officer, potential equity ownership at the 75th percentile and to stay within published stock-based plan management guidelines.

Dr. deBethizy did not receive an option grant because his potential equity ownership from previous equity awards collectively represented approximately the 75th percentile for the comparable position in our peer group.

Role of Management in the Compensation Process

As described above, the Compensation Committee determines the base salary and target bonus percentage for each of our named executive officers on an annual basis. As part of the process, our controller, at the direction of Dr. deBethizy or Mr. Skaletsky, assembles with respect to each named executive officer current base and total compensation data and compensation history, data showing the relationship of the named executive officer’s compensation to that of our other named executive officers, and, historically, base and total compensation data for the most comparable job description for companies of similar size in the Radford Life Sciences Survey based on number of employees. This information is provided in addition to any peer group or other data or information that may be provided by any compensation consultant engaged by the Compensation Committee. Our controller currently uses tally sheets as the format for organizing the information and may supplement it with publicly-available market data for the comparable position at companies of similar size in our industry.

For each named executive officer other than himself, Dr. deBethizy makes a recommendation regarding base salary and target bonus percentage to the Compensation Committee, taking into account the factors discussed above. At or about the same time, Dr. deBethizy proposes to the Compensation Committee corporate performance objectives, determined in consultation with our entire executive management team, for the annual cash incentive program. He then participates in the meeting at which the Compensation Committee determines the base salary and target bonus percentage for our named executive officers and the objectives for the annual cash incentive program. No other member of management is present for the portion of this meeting during which these matters are finally determined. Dr. deBethizy is excused from the portion of the meeting when his performance is considered and his base salary and target bonus percentage are determined.

With respect to the granting of options, the Compensation Committee has in the past advised Dr. deBethizy of the period of time over which the shares reserved for issuance under the Equity Plans may be considered for grant. In making that determination, the Compensation Committee has historically considered market data from the Radford Life Sciences Survey relating to burn rate and equity overhang, in each case for companies of similar size in our industry based on number of employees. In providing guidance to Dr. deBethizy in this regard in 2007 and in making the option grant described above in December 2007, the Compensation Committee took into account, in addition to compensation data for our peer group, stock-based plan management information received from its consultant with respect to burn rate and equity overhang.

Based on the guidance received from the Compensation Committee, Dr. deBethizy may from time to time propose that the Compensation Committee consider the grant of options. In that event, Dr. deBethizy typically recommends a number of shares to be made subject to the option proposed to be granted to each of our executive officers based on our executive compensation objectives and the factors discussed above. The Compensation Committee then makes the determination whether to grant any or all of the options and, if it determines to make a grant, the number of shares to be subject to each option.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that accompanies this report with Targacept’s management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Targacept’s Annual Report on Form 10-K for the year ended December 31, 2007.

This Compensation Committee report shall be deemed furnished in Targacept’s Annual Report on Form 10-K for the year ended December 31, 2007, is otherwise not incorporated by reference into any of Targacept’s previous filings with the SEC and is not to be incorporated by reference into any of Targacept’s future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.

Mark Skaletsky, Chairman

M. James Barrett, Ph.D.

Julia R. Brown

Alan W. Dunton, M.D.

Summary Compensation

The following table contains information regarding the total compensation for the fiscal years ended December 31, 2007 and 2006 of our chief executive officer, chief financial officer and three other most highly compensated executive officers who were serving as executive officers on December 31, 2007. We refer to these individuals as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (3)	Total
J. Donald deBethizy	2007	$348,400	$10,452	$320,549	$205,556	$13,500	$898,457
President and Chief Executive Officer	2006	335,000	33,500	244,187	180,900	13,200	806,787

Alan A. Musso	2007	257,000	5,782	100,879	113,723	13,500	490,884
Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2006	233,728	17,530	68,577	94,659	13,200	427,694

Geoffrey C. Dunbar	2007	282,102	6,347	109,487	124,830	13,500	536,266
Vice President, Clinical Development and Regulatory Affairs	2006	269,602	20,220	71,182	109,189	13,200	483,393

Jeffrey P. Brennan	2007	257,700	5,798	110,123	114,033	13,500	501,154
Vice President, Business and Commercial Development	2006	245,700	18,427	44,504	99,509	13,200	421,340

Merouane Bencherif	2007	217,360	4,891	107,460	96,181	13,500	439,392
Vice President, Preclinical Research	2006	208,000	15,600	68,796	84,240	13,200	389,836

(1)	The amounts in these columns, together, reflect for each fiscal year shown cash payments made in January of the following year pursuant to our incentive award program. Our incentive award program is discussed in detail above under “Compensation Discussion and Analysis.”

(2)	The amounts in this column reflect for each fiscal year shown dollar amounts recognized as compensation expense for financial reporting purposes with respect to stock options granted prior to or during the year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), disregarding estimated forfeitures. There were no actual forfeitures by any named executive officer in any fiscal year shown. The assumptions used to calculate these amounts are discussed in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)	The amounts in this column represent matching contributions that we made under our 401(k) plan.

Information Relating to Plan-Based Award Grants

The following table contains information regarding grants of plan-based awards to our named executive officers made during the fiscal year ended December 31, 2007.

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Option Awards (4)
		Threshold	Target	Maximum
J. Donald deBethizy	—		$139,360	$236,912

Alan A. Musso	12/19/2007				37,324	(5)	8.51	$216,479
	—		77,100	131,070

Geoffrey C. Dunbar	12/19/2007				57,110	(5)	8.51	331,238
	—		84,631	143,872

Jeffrey P. Brennan	12/19/2007				38,486	(5)	8.51	223,219
	—		77,310	131,427

Merouane Bencherif	12/19/2007				57,110	(5)	8.51	331,238
	—		65,208	110,854

(1)	The options granted as of the dates shown in this column were granted under our 2006 stock incentive plan.

(2)	Our incentive award program is considered a non-equity incentive plan and is discussed above under “Compensation Discussion and Analysis.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each named executive officer’s target bonus percentage of base salary set by the Compensation Committee for fiscal 2007. The amounts shown in the “Maximum” column reflect the maximum amount payable to each named executive officer under the program based on his target bonus percentage and the aggregate weight for all of the corporate performance objectives approved by the Compensation Committee for fiscal 2007. The amount actually awarded to each named executive officer under the program is set forth above in the Summary Compensation Table in the columns “Bonus” and “Non-Equity Incentive Plan Compensation.” All amounts awarded under the program for fiscal 2007 were paid in January 2008.

(3)	For each option, the exercise price per share is the closing price of our common stock on the NASDAQ Global Market on the grant date.

(4)	The amounts in this column reflect the grant date fair value of each option calculated in accordance with SFAS 123(R).

(5)	This option, which was granted under our 2006 stock incentive plan, vests and becomes exercisable in equal installments on the last day of 16 consecutive calendar quarters beginning December 31, 2007.

Additional discussion regarding material factors that may be helpful in understanding the information included in the Summary Compensation Table and Grants of Plan-Based Awards table is included above under “Compensation Discussion and Analysis.”

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Each employment agreement continues until terminated by us or by the named executive officer.

Each employment agreement provides for a minimum annual base salary that will be reviewed and is subject to increase in accordance with our policies and procedures. In addition, each named executive officer’s annual base salary is to be increased annually as necessary to be consistent with the median base salaries of employees in similar positions at comparable companies as described in the then current Radford Biotechnology Compensation Report. Each named executive officer is also eligible to receive stock-based awards and to earn an annual bonus based on a target percentage of his annual base salary. Each named executive officer’s employment agreement provides for a minimum target bonus percentage, which may be increased at the discretion of the Board or Compensation Committee. For fiscal 2007, the target bonus percentage for Dr. deBethizy was 40% and the target bonus percentage for each of the other named executive officers was 30%. In January 2008, the Compensation Committee increased the target bonus percentage for Dr. deBethizy for fiscal 2008 to 45%.

If a named executive officer’s employment terminates for any reason, the named executive officer is entitled to receive a lump sum equal to any base salary, bonus and other compensation payable but not yet paid through the effective date of termination. In addition, if we terminate a named executive officer’s employment other than for “Just Cause” or a named executive officer terminates his employment for “Good Reason,” he is entitled to receive:

•

severance, payable monthly, equal to his then current base salary for twelve months in the case of Dr. deBethizy and nine months for all other named executive officers, following termination or, if shorter, until he secures other employment;

•

acceleration of unvested options to purchase capital stock or restricted stock—Dr. deBethizy is entitled to twelve months acceleration, Mr. Brennan is entitled to nine months acceleration and all other named executive officers are entitled to six months acceleration;

•	continuation of the health and life insurance benefits coverage provided to him as of the date of termination for the period during which he receives severance; and

•	up to $10,000 in outplacement counseling services.

Under the employment agreements:

•

“Just Cause” means the named executive officer’s: (i) willful and material breach of the agreement and his continued failure to cure the breach for a specified period; (ii) conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (iii) willful commission of an act of fraud, breach of trust, or dishonesty including, without limitation, embezzlement, that results in material damage or harm to our business, financial condition or assets; or (iv) intentional damage or destruction of substantial property of ours. Mr. Brennan joined Targacept in 2003, after our other named executive officers. In the case of his agreement, “Just Cause” also means a violation of specified company policies or an act (or omission) contrary to generally expected ethical or professional standards.

•

“Good Reason” means: (i) any purported termination of the named executive officer’s employment that is not effected in accordance with the agreement; or (ii) any uncured failure to confer the benefits and compensation provided under the agreement or, in some cases, to comply with any other material provision of the agreement.

Each employment agreement provides that the named executive officer shall at all times maintain the confidentiality of our proprietary information and shall not during the term of employment, and for a period of 12 months with respect to Dr. deBethizy or nine months with respect to each other named executive officer after termination of employment, engage in a business defined in the agreements as competitive to us.

Information Relating to Equity Awards

The following table contains information for each of our named executive officers regarding equity awards outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date
J. Donald deBethizy	6,769		—		$3.53		9/14/2010
	798		—		5.10		2/14/2012
	4,415		—		5.10		1/13/2013
	20,833		—		5.10		1/30/2013
	10,938	(1)	—		1.75	(1)	1/30/2013
	98,014		—		5.10		10/30/2013
	104,356	(1)	—		1.75	(1)	10/30/2013
	5,868		—		5.63		1/25/2014
	139,200		34,800	(2)	1.75		3/28/2015
	85,936		143,227	(3)	5.55		8/15/2016
Alan A. Musso	13,701		—		5.10		2/24/2012
	5,500	(1)	—		1.75	(1)	2/24/2012
	5,101		—		5.10		1/13/2013
	11,197		—		5.10		1/30/2013
	5,468	(1)	—		1.75	(1)	1/30/2013
	23,254		—		5.10		10/30/2013
	23,255	(1)	—		1.75	(1)	10/30/2013
	2,880		—		5.63		1/25/2014
	38,400		9,600	(2)	1.75		3/28/2015
	24,553		40,922	(3)	5.55		8/15/2016
	2,332		34,992	(4)	8.51		12/18/2017
Geoffrey C. Dunbar	6,354		—		5.10		5/31/2011
	1,271	(1)	—		1.75	(1)	5/31/2011
	4,896		—		5.10		2/14/2012
	10,749		—		5.10		1/30/2013
	5,250	(1)	—		1.75	(1)	1/30/2013
	29,638		—		5.10		10/30/2013
	17,782	(1)	—		1.75	(1)	10/30/2013
	3,950		—		5.63		1/25/2014
	43,200		10,800	(2)	1.75		3/28/2015
	23,080		38,467	(3)	5.55		8/15/2016
	3,569		53,541	(4)	8.51		12/18/2017
Jeffrey P. Brennan	11,555		—		5.10		8/31/2013
	9,778	(1)	—		1.75	(1)	8/31/2013
	1,200		—		5.63		1/25/2014
	32,000		8,000	(2)	1.75		3/28/2015
	6,982		8,977	(5)	5.10		2/27/2016
	24,553		40,922	(3)	5.55		8/15/2016
	2,404		36,082	(4)	8.51		12/18/2017
Merouane Bencherif	23,206		—		3.53		9/14/2010
	3,952		—		5.10		2/14/2012
	6,456		—		5.10		1/13/2013
	10,750		—		5.10		1/30/2013
	5,250	(1)	—		1.75	(1)	1/30/2013
	27,814		—		5.10		10/30/2013
	27,814		—		1.75	(1)	10/30/2013
	40,000		10,000	(2)	1.75		3/28/2015
	23,080		38,467	(3)	5.55		8/15/2016
	3,569		53,541	(4)	8.51		12/18/2017

(1)	Granted together with the immediately preceding option shown in the above table as a single award and reflects the effect of a repricing of the portion of the award that was not yet exercisable as of March 31, 2005. The repricing was implemented by the Board in April 2005.

(2)	The unexercisable portion of this option as of December 31, 2007 vests and becomes exercisable in equal installments on the last day of four consecutive calendar quarters beginning March 31, 2008.

(3)	The unexercisable portion of this option as of December 31, 2007 vests and becomes exercisable in equal installments on the last day of 10 consecutive calendar quarters beginning March 31, 2008.

(4)	The unexercisable portion of this option as of December 31, 2007 vests and becomes exercisable in equal installments on the last day of 15 consecutive calendar quarters beginning March 31, 2008.

(5)	The unexercisable portion of this option as of December 31, 2007 vests and becomes exercisable in equal installments on the last day of 9 consecutive calendar quarters beginning March 31, 2008.

None of our named executive officers exercised stock options during the fiscal year ended December 31, 2007.

Payments upon Termination in Certain Circumstances

Our employment agreement with each of our named executive officers provides for payments and benefits to the named executive officer if we terminate (or if a successor following a change of control terminates) his employment other than for Just Cause or he terminates his employment for Good Reason. The terms “Just Cause” and “Good Reason” are discussed above under “— Employment Agreements.”

Under SEC rules, we are required to estimate and quantify the payments and benefits that would be payable upon the occurrence of a triggering event, as if the triggering event had occurred as of the last business day of the last fiscal year. Accordingly, the following table sets forth the estimated payments and benefits that would have become payable if we had terminated the employment of any of our named executive officers without Just Cause or if any of our named executive officers had terminated his employment with us for Good Reason as of December 31, 2007.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION

	Severance (1)	Incentive Award Program (2)	Value of Accelerated Options (3)	Continuation of Health and Life Insurance (4)	Outplacement Counseling Services	Total
J. Donald deBethizy	$348,400	$216,008	$381,807	$10,570	$10,000	$966,785
Alan A. Musso	192,750	119,505	53,427	10,856	10,000	386,538
Geoffrey C. Dunbar	211,577	131,177	56,002	7,841	10,000	416,597
Jeffrey P. Brennan	193,275	119,831	81,780	10,824	10,000	415,710
Merouane Bencherif	163,020	101,072	53,398	10,714	10,000	338,204

(1)	The amounts in this column reflect the aggregate amount that would be payable over 12 months in the case of Dr. deBethizy and over nine months in the case of each other named executive officer or, if shorter in each case, until such time as he secures other employment.

(2)

The amounts in this column are calculated based on the cash incentive bonus percentage set in January 2008 by the Compensation Committee for our incentive award program for fiscal 2007. As discussed above under “Compensation Discussion and Analysis,” the Compensation Committee determines the cash incentive bonus percentage to be applied under the program for a fiscal year following the end of the year based on our achievement of performance objectives and other corporate accomplishments that occurred during the year. The program anticipates that the cash incentive bonus percentage applied under the program is likely to change from year to year. In addition, with respect to each named executive officer, the amount in this column assumes that the amount that would be payable under the named executive officer’s employment agreement with respect to our incentive award program equals the amount of the annual cash incentive bonus that would have been payable to him under the program if his employment status had not changed.

(3)	The amounts in this column are calculated based on the difference between $8.26, the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, and, if lower, the exercise price per share of each option for which vesting would be accelerated.

(4)	The amounts in this column are calculated based on the monthly premiums that we pay for the medical, dental and life insurance coverage received by each named executive officer as of December 31, 2007.

Compensation of Directors

Under our current non-employee director compensation program:

•

each non-employee director who is first elected or appointed to the Board after our initial public offering receives a nonqualified option to purchase 25,000 shares of common stock on the fifth business day after his or her election or appointment (an “Initial Option”);

•

each non-employee director who is first elected or appointed as chairman of the Board after our initial public offering receives an additional Initial Option to purchase 10,000 shares of common stock on the fifth business day after his or her election or appointment;

•

each non-employee director receives on an annual basis a nonqualified option to purchase 7,500 shares of common stock or, in the case of the chairman of the Board, an option to purchase 12,500 shares of common stock (an “Annual Option”);

•	each non-employee director receives an annual cash retainer of $20,000 payable in quarterly installments ($35,000 in the case of the chairman of the Board); and

•

each member of the Audit Committee receives an additional cash retainer of $6,000 ($16,000 in the case of the chairman of the committee); each member of the Compensation Committee receives an additional cash retainer of $3,000 ($5,500 in the case of the chairman of the committee); and each member of the Governance and Nominating Committee receives an additional cash retainer of $3,000 ($5,500 in the case of the chairman of the committee).

Each Initial Option vests and becomes exercisable (i) with respect to one-third of the shares subject to the Initial Option, on the earlier of the first anniversary of the date of grant or the business day immediately preceding the date of our annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, if the recipient director remains in service on such earlier date, and (ii) with respect to the remaining two-thirds of the shares subject to the Initial Option on a pro rata quarterly basis over the next two years so that the Initial Option will be vested and exercisable in full on the earlier of the third anniversary of the date of grant or the business day immediately preceding the date of our annual meeting of stockholders that occurs in the third calendar year following the calendar year in which the date of grant occurs, if the recipient director remains in service as a director during such periods.

Each Annual Option is granted on the fifth business day after the applicable annual or other stockholders meeting at which directors are elected, if the recipient director remains in service as of such grant date, and vests and becomes exercisable in full on the earlier of the first anniversary of the date of grant or the business day immediately preceding the date of our annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, if the director remains in service as a director on such earlier date.

The option price per share for both Initial Options and Annual Options is equal to the fair market value of the common stock on the date the option is granted, as determined in accordance with our 2006 stock incentive plan (or any successor plan). The option period for both Initial Options and Annual Options is 10 years. The exercise of Initial Options and Annual Options granted to any director whose service on the Board terminates is subject to certain conditions.

Process for Determining Director Compensation

From time to time, our Controller, at the direction of Dr. deBethizy, the Governance and Nominating Committee or other members of the Board, surveys similar-size companies in our industry to evaluate the competitiveness of our non-employee director compensation program. Based on the findings, the Governance and Nominating Committee considers whether to recommend that the Board modify our non-employee director compensation program.

Director Compensation Table

The following table contains information regarding total compensation paid to members of the Board who are not also named executive officers during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards (1) (2)	Total
Mark Skaletsky	$43,500	$250,255	$293,755
M. James Barrett	23,000	201,149	224,149
Charles A. Blixt	39,000	201,149	240,149
Julia R. Brown (3)	5,750	6,572	12,322
G. Steven Burrill	26,000	201,149	227,149
Errol B. De Souza	25,500	201,149	226,649
Alan W. Dunton	23,000	73,653	96,653
Elaine V. Jones (4)	11,500	175,307	186,807
John P. Richard	26,000	201,149	227,149
Ralph Snyderman (5)	11,500	28,505	40,005

(1)	The amounts in this column reflect the dollar amounts recognized as compensation expense for financial reporting purposes for stock options for fiscal 2007 in accordance with SFAS 123(R), disregarding estimated forfeitures. There were no actual forfeitures by or estimated forfeitures for any director in 2007. The dollar amounts recognized reflect stock option grants made in or prior to 2007. The assumptions that we used to calculate these amounts are discussed in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)	As of December 31, 2007: Mr. Skaletsky held options to purchase an aggregate of 45,000 shares of common stock; Dr. Barrett held options to purchase an aggregate of 35,000 shares of common stock; Mr. Blixt held options to purchase an aggregate of 35,000 shares of common stock; Ms. Brown held options to purchase an aggregate of 25,000 shares of common stock; Mr. Burrill held options to purchase an aggregate of 35,000 shares of common stock; Dr. De Souza held options to purchase an aggregate of 35,000 shares of common stock; Dr. Dunton held options to purchase an aggregate of 40,000 shares of common stock; Mr. Richard held options to purchase an aggregate of 36,000 shares of common stock; and Dr. Snyderman held options to purchase an aggregate of 25,000 shares of common stock.

(3)	Ms. Brown was elected to the Board in November 2007.

(4)	Dr. Jones’ term as a director ended in June 2007 when she did not stand for re-election at our 2007 annual meeting of stockholders.

(5)	Dr. Snyderman was elected to the Board in June 2007.

In fiscal 2007, in accordance with our non-employee director compensation program described above: each of Dr. Barrett, Mr. Blixt, Mr. Burrill, Dr. De Souza, Dr. Dunton and Mr. Richard was granted an Annual Option on June 20, 2007 with an exercise price of $9.27 and a grant date fair value calculated in accordance with SFAS 123(R) of $47,445; Mr. Skaletsky was granted an Annual Option on June 20, 2007 with an exercise price of $9.27 and a grant date fair value calculated in accordance with SFAS 123(R) of $79,075; Dr. Snyderman was granted an Initial Option on June 20, 2007 with an exercise price of $9.27 and a grant date fair value calculated in accordance with SFAS 123(R) of $158,150; and Ms. Brown was granted an Initial Option on December 5, 2007 with an exercise price of $8.70 and a grant date fair value calculated in accordance with SFAS 123(R) of $148,290. The exercise price of each of these options was equal to the closing price of our common stock on the NASDAQ Global Market on the date of grant.

In addition, in December 2006, the Board approved the grant, as of a grant date three business days following public announcement by us of our financial results for the first quarter of 2007, of a stock option exercisable for 7,500 shares of common stock to each of Dr. Barrett, Mr. Blixt, Mr. Burrill, Dr. De Souza, Dr. Dunton, Dr. Jones and Mr. Richard, and a stock option exercisable for 12,500 shares of common stock for Mr. Skaletsky. Each option had an exercise price per share equal to $9.37, the closing price of our common stock on the NASDAQ Global Market on the trading day immediately preceding the date of grant (which was the fair market value of our common stock as of the date of grant determined in accordance with our 2006 stock incentive plan), and a grant date fair value calculated in accordance with SFAS 123(R) of $47,811, except that Mr. Skaletsky’s option had a grant date fair value of $79,685. These options represented the equity component of our non-employee director compensation in respect of fiscal 2006, and each was subject to the director having remained in service as of the grant date. Each option vested in full on June 12, 2007, the last business day prior to the date of the 2007 annual meeting of stockholders.

Also in December 2006, the Board approved the grant, as of the same grant date and with the same exercise price per share, of a stock option exercisable for 20,000 shares of common stock to each of Dr. Barrett, Mr. Blixt, Mr. Burrill, Dr. De Souza, Dr. Jones, Mr. Richard and Mr. Skaletsky. Each of these options had a grant date fair value calculated in accordance with SFAS 123(R) of $127,496. The options were designed to further our goals of compensating directors equitably and retaining qualified directors, in recognition of the different equity compensation to be received by directors upon first joining the Board after completion of our initial public offering as compared to the equity compensation received by directors upon first joining the Board prior to our initial public offering. Each option vested in full on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information regarding securities authorized for issuance under our equity compensation plans in effect as of December 31, 2007. Our equity compensation plans consist of our 2006 stock incentive plan and our 2000 equity incentive plan, in each case as amended and restated.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	3,125,161	$5.11	1,113,836
Equity compensation plans not approved by security holders	—	—	—
Total	3,125,161	$5.11	1,113,836

(1)	In addition to being available for future issuance upon the exercise of stock options that may be granted after December 31, 2007, the securities shown are available for future issuance in the form of restricted stock or other stock-based awards made under our 2006 stock incentive plan.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to audit our financial statements for the fiscal year ending December 31, 2008. Ernst & Young, an independent registered public accounting firm, has served as our independent auditor since we became an independent company in 2000. A representative from Ernst & Young is expected to be present at the meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. We are soliciting stockholder ratification of the appointment of Ernst & Young, although stockholder ratification is not required by law. If the appointment of Ernst & Young is not ratified at the meeting, the Audit Committee will consider whether to appoint another independent registered public accounting firm for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION AND AUDIT COMMITTEE PRE-APPROVAL POLICY

The following table sets forth the fees billed by Ernst & Young LLP for professional services rendered in connection with the audits of our annual financial statements for the years ended December 31, 2007 and 2006 and for other services rendered by Ernst & Young during those periods.

	Fiscal 2007	Fiscal 2006
Audit Fees (1):	$358,385	$376,412
Tax Fees (2):	8,424	7,062
All Other Fees (3):	1,500	22,767
Total Fees:	$368,309	$406,241

(1)	Audit Fees include fees for services: (a) in connection with the audit of our financial statements included in our annual report on Form 10-K and the review of our financial statements included in our quarterly reports on Form 10-Q; and (b) normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For fiscal 2007, Audit Fees also include fees for services in connection with the audit of our internal control over financial reporting and fees for services provided in connection with our registration statement filed in connection with a public offering that we completed in January 2008, assistance with the review of documents filed with the SEC and accounting consultations. For fiscal 2006, Audit Fees also include fees for services provided in connection with our registration statement filed in connection with our initial public offering.

(2)	Tax Fees include fees for tax return preparation, research and technical tax advice.

(3)	All Other Fees for fiscal 2007 reflect fees for a license to Ernst & Young’s web-based accounting research tool. All Other Fees for fiscal 2006 reflect fees for an audit of revenue received and expenditures made by us in connection with a cooperative agreement awarded to us in 2003 by the National Institute of Standards and Technology through its Advanced Technology Program to fund the development of sophisticated molecular simulation software.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm prior to its engagement to provide such services. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. In addition, the Chairman of the Audit Committee may specifically approve any service that is not a prohibited non-audit service if the fees for such service are not reasonably expected to exceed $10,000. Any such approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting. The pre-approved services of the independent registered public accounting firm, and corresponding maximum fees, are reviewed annually by the Audit Committee.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Targacept’s audited financial statements for the year ended December 31, 2007. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, Targacept’s independent registered public accounting firm, Targacept’s audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Ernst & Young its independence.

Based on its review and discussions with management and Ernst & Young and its review of the information provided by management and Ernst & Young, the Audit Committee recommended to the Board that Targacept’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007.

This Audit Committee report is not incorporated by reference into any of Targacept’s previous filings with the SEC and is not to be incorporated by reference into any of Targacept’s future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this report.

Charles A. Blixt, Chairman

G. Steven Burrill

John P. Richard

DEADLINE FOR STOCKHOLDER PROPOSALS

Under SEC rules, if you want us to include a proposal in the proxy materials for our 2009 annual meeting of stockholders, we must receive the proposal at our executive offices at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101 no later than January 14, 2009. However, if the date of the 2009 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2008 annual meeting, the deadline will instead be a reasonable time before we begin to print and mail our proxy statement for the 2009 annual meeting. The proposal should be addressed to the attention of the Secretary of the Company, and we suggest that it be sent by certified mail, return receipt requested.

If you wish to present a proposal or a proposed director candidate at the 2009 annual meeting of stockholders, but not to have the proposal or director candidate considered for inclusion in the proxy materials for that meeting, you must give us advance written notice in accordance with our bylaws. Unless waived by the

Board, we must receive the required notice at our executive offices at least 60 days, but no more than 90 days, before May 14, 2009, the first anniversary of the date of the notice for the 2008 annual meeting. However, if the date of the 2009 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the date of the 2008 annual meeting, then we must receive the required notice no earlier than the 90th day prior to the date of the 2009 annual meeting and not later than the close of business on the 10th day following the day on which notice of the date of such meeting was first mailed or public disclosure of the date of such meeting was first made, whichever occurs first. Assuming that the date of our 2009 annual meeting of stockholders is not advanced or delayed in the manner described above, appropriate notice for the 2009 annual meeting would need to be provided to us no earlier than February 13, 2009 and no later than March 15, 2009. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2009 annual meeting of stockholders, then the proposal or proposed director candidate may be excluded from consideration at the meeting.

Any notice from you of a proposal or a proposed director candidate for consideration at the 2009 annual meeting of stockholders must set forth: (1) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) your name and address and the beneficial owner, if any, on whose behalf the proposal is made; (3) the class and number of our securities owned by you and the class and number of our securities owned by the beneficial owner on whose behalf the proposal is made; (4) any material interest, direct or indirect, of you and such beneficial owner in such business; (5) a representation that you are the holder of record of shares of our common stock entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to present the proposal; and (6) if you are proposing to nominate a person for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of our securities that are beneficially owned by the person, (D) a description of all arrangements or understandings between you (or the beneficial owner, if any, on whose behalf the nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by you, and (E) any other information relating to the person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). As with proposals for inclusion in our proxy materials, the notice should be addressed to the attention of the Secretary of the Company, and we suggest that it be sent by certified mail, return receipt requested.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominees may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders living in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101, Attention: Investor Relations or by calling us at (336) 480-2100. Any stockholder who wishes to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

FINANCIAL INFORMATION

Our 2007 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, accompanies this proxy statement and provides additional information about us. Our Annual Report on Form 10-K was filed with the SEC, is available on our website at www.targacept.com and is available in paper form (excluding exhibits) to beneficial owners of our common stock without charge upon written request directed to Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101, Attention: Investor Relations.

BY ORDER OF THE BOARD OF

DIRECTORS

Peter A. Zorn

Vice President, Legal Affairs,

General Counsel and Secretary

May 14, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

TARGACEPT, INC.

June 25, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

■	20430000000000000000 8	062508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN

1.  Proposal to elect four Class II directors for a term to expire at the 2011 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her death, retirement, resignation or removal.

				2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ M. James Barrett, Ph.D. ¡ Julia R. Brown
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ J. Donald deBethizy, Ph.D. ¡ John P. Richard
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS IN FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE 2007 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                        ■

PROXY

TARGACEPT, INC.

JUNE 25, 2008 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TARGACEPT, INC.

The undersigned stockholder of Targacept, Inc., a Delaware corporation (the “Company”), appoints J. Donald deBethizy, Ph.D. and Mark Skaletsky, or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina on Wednesday, June 25, 2008 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:

The shares represented by this Proxy will be voted in accordance with the instructions of the undersigned stockholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. If this Proxy is duly executed and returned, the shares represented hereby will be voted “FOR” the nominees for director named herein and “FOR” the proposal described herein if no instruction to the contrary is indicated. If any other business is properly brought before the annual meeting, the shares represented by this Proxy will be voted at the discretion of the proxies identified above.

(Continued and to be signed on the reverse side)

■	14475 ■